CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 12, 1997, relating to the financial statements and financial highlights appearing in the January 31, 1997 Annual Reports to Shareholders of Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund, each a series of Colonial Trust V, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "The Funds' Financial History" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



Price Waterhouse LLP
Boston, Massachusetts
May 20, 1997